UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GENESIS UNICORN CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	85-4283150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

281 Witherspoon Street, Suite 120

Princeton, New Jersey 08540
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A common stock par value $0.0001 and one redeemable warrant	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-257623.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, shares of Class A common stock, par value $0.0001 per share, and warrants to purchase shares of Class A common stock of Genesis Unicorn Capital Corp., a Delaware corporation (the “Registrant”). The description of the units, Class A common stock, and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on July 2, 2021, as amended or supplemented from time to time (File No. 333-257623) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Solely the Units will be traded until the 52nd day following the date of the Registrant’s final prospectus. The trading symbols for the securities, as listed on the Nasdaq Stock Market LLC are as follows:

Units	GENQU
Common Stock	GENQ
Warrants	GENQW

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 11, 2022	Genesis Unicorn Capital Corp.

	By:	/s/ Samuel Lui
	Name:	Samuel Lui
	Title:	President and Chief Financial Officer